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                                                                    EXHIBIT 99.2

                        Please sign, date and mail your
                     proxy card back as soon as possible!

                        Special Meeting of Shareholders
                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                                March 31, 1999


                Please Detach and Mail in the Envelope Provided


                Please Detach and Mail in the Envelope Provided
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                           __                                   |
[X] Please mark your      |                                     |____
    votes as in this
    example

THE BOARD OF TRUSTEES OF CONTINENTAL MORTGAGE AND EQUITY TRUST RECOMMEND A VOTE FOR THE INCORPORATION PROCEDURE, AND THE MERGER THE APPROVAL OF THE MERGER AGREEMENT.

1. INCORPORATION OF PROCEDURE, MERGER OF                 FOR   AGAINST   ABSTAIN
   TRANSCONTINENTAL REALTY INVESTORS, INC. AND           [_]     [_]       [_]
   CONTINENTAL MORTGAGE AND EQUITY TRUST (THROUGH
   CONTINENTAL MORTGAGE AND EQUITY CORPORATION),
   AND APPROVAL OF THE MERGER AGREEMENT.

2. OTHER BUSINESS: I authorize the aforementioned        FOR   AGAINST   ABSTAIN
   proxies in their discretion to vote upon such         [_]     [_]       [_]
   other business may properly come before the Special Meeting and any adjournments thereof.

                                        Your proxy is important. Please indicate your support for the Board of Trustees of Continental Mortgage and Equity Trust by marking the boxes FOR Proposal
                                        One (the Merger) and FOR Proposal Two
                                        (Other Business). Please date, sign and
                                        mail this card today in the enclosed
                                        envelope. If not otherwise marked above, your proxy will be voted for Proposal One and for Proposal Two. This proxy revokes all previous proxies.

                                        Please sign, date and mail this proxy
                                        immediately.


SIGNATURE                                            Dated:               , 1999
         --------------------------  -------------         ---------------
         Signature if held jointly.      Title


Note: Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for a corporation, please sign full corporate name by an authorized officer. When signing for a partnership please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares in all capacities.

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                     THIS PROXY IS SOLICITED ON BEHALF OF

                           THE BOARD OF TRUSTEES OF
                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 31, 1999

  The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Special Meeting of Shareholders of Continental Mortgage and Equity Trust to be held at 10 a.m. (Central Time) on Wednesday, March 31, 1999, or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

           (Continued and to be signed and dated on the other side.)

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